Exhibit 99.1

FOR IMMEDIATE RELEASE

For:	Cathay General Bancorp	Contact:	Albert J. Wang
	777 N. Broadway		(626) 279-3695
Los Angeles, CA 90012

Cathay General Bancorp Announces Third Quarter 2026 Results

Los Angeles, Calif., October 21, 2026: Cathay General Bancorp (the “Company”, “we”, “us”, or “our”) (Nasdaq: CATY), the holding company for Cathay Bank, today announced its unaudited financial results for the quarter ended September 30, 2026. The Company reported net income of $95.2 million, or $1.43 per diluted share, for the third quarter of 2026 compared to $92.2 million, or $1.37 per diluted share for the second quarter of 2026.

“Our third quarter results reflected strong performance across the franchise. Net interest income grew, loans and deposits increased meaningfully, and net interest margin continued to expand,” said Chang M. Liu, President and Chief Executive Officer of the Company. “We remain focused on disciplined execution and prudent balance sheet management to build on this progress and continue delivering long-term value for our shareholders.”

THIRD QUARTER HIGHLIGHTS

	Three months ended
(unaudited)	September 30, 2026	June 30, 2026	September 30, 2025
Net income	$95.2 million	$92.2 million	$77.7 million
Basic earnings per common share	$1.43	$1.38	$1.13
Diluted earnings per common share	$1.43	$1.37	$1.13
Return on average assets	1.51%	1.52%	1.29%
Return on average total stockholders' equity	12.28%	12.21%	10.60%
Efficiency ratio	40.60%	41.53%	41.84%

●	Record net interest income of $211.9 million, an increase of $11.0 million, or 5.5%, from the second quarter of 2026.

●	Net interest margin expanded four basis points to 3.52% from 3.48% in the second quarter of 2026.

●	Total loans, excluding loans held for sale, increased $574.5 million, or 2.79% sequentially to $21.20 billion, representing approximately 11.4% annualized growth.

●	Total deposits increased $773.3 million, or 3.67%, sequentially to $21.83 billion, supporting strong loan growth and strategic balance sheet positioning.

●	Nonperforming assets declined $26.2 million, or 18.0%, and the ratio of nonperforming assets to total assets improved to 0.47% from 0.59%.

●	The provision for credit losses was $28.6 million, primarily reflecting strong loan growth and updated loss assumptions incorporating recent charge-off experience.

●	The Company completed the redemption of $54.1 million of Trust Preferred Securities (“TruPS”), representing approximately 45% of the Company's $119.1 million of outstanding TruPS.

INCOME STATEMENT REVIEW

THIRD QUARTER 2026 COMPARED TO THE SECOND QUARTER 2026

Net income for the quarter ended September 30, 2026, was $95.2 million, an increase of $3.0 million, or 3.3%, compared to net income of $92.2 million for the second quarter of 2026. Diluted earnings per share for the third quarter of 2026 was $1.43 per share compared to $1.37 per share for the second quarter of 2026.

Return on average stockholders’ equity was 12.28% and return on average assets was 1.51% for the quarter ended September 30, 2026, compared to a return on average stockholders’ equity of 12.21% and a return on average assets of 1.52% in the second quarter of 2026.

Net interest income before provision for credit losses

Net interest income before provision for credit losses increased $11.0 million, or 5.5%, to $211.9 million during the third quarter of 2026, compared to $200.9 million in the second quarter of 2026. The increase was due primarily to an increase in interest income from loans and deposits with banks and partially offset by an increase in deposit interest expense.

The net interest margin was 3.52% for the third quarter of 2026 compared to 3.48% for the second quarter of 2026.

For the third quarter of 2026, the yield on average interest-earning assets was 5.74%, the cost of funds on average interest-bearing liabilities was 2.93%, and the cost of average interest-bearing deposits was 2.91%. In comparison, for the second quarter of 2026, the yield on average interest-earning assets was 5.66%, the cost of funds on average interest-bearing liabilities was 2.89%, and the cost of average interest-bearing deposits was 2.86%. The increase in the cost of funds on average interest-bearing liabilities resulted mainly from higher interest rates on deposits, driven by the higher repricing of maturing time deposits in the third quarter. The increase in the yield on average interest-earning assets resulted mainly from higher interest rates on loans. The net interest spread, defined as the difference between the yield on average interest-earning assets and the cost of funds on average interest-bearing liabilities, was 2.81% for the third quarter of 2026, compared to 2.77% for the second quarter of 2026.

Provision for credit losses

The Company recorded a provision for credit losses of $28.6 million in the third quarter of 2026 compared to $11.2 million in the second quarter of 2026. The higher provision primarily reflected strong loan growth and updated loss assumptions incorporating recent charge-off experience. Nonperforming assets declined $26.2 million, or 18.0%, during the quarter, and the ratio of nonperforming assets to total assets improved to 0.47% from 0.59%. As of September 30, 2026, the allowance for loan losses increased by $5.3 million to $224.2 million, or 1.06% of gross loans, compared to $218.9 million, or 1.06% of gross loans as of June 30, 2026.

Net charge-offs of $25.3 million, or 0.48% of average loans on an annualized basis, were concentrated in three borrower-specific credits, including one construction loan and two movie theater CRE loans acquired from Far East National Bank.

The following table sets forth the charge-offs and recoveries for the periods indicated:

	Three months ended			Nine months ended September 30,
	September 30, 2026	June 30, 2026	September 30, 2025	2026	2025
	(In thousands) (Unaudited)
Charge-offs:
Commercial loans	$261	$2,743	$16,173	$10,975	$27,634
Construction loans	8,810	—	—	8,810	—
Real estate loans (1)	17,876	—	314	19,261	4,227
Total charge-offs	26,947	2,743	16,487	39,046	31,861
Recoveries:
Commercial loans	1,660	853	547	7,444	1,012
Construction loans	—	—	5	—	6
Real estate loans (1)	—	42	289	2,344	479
Total recoveries	1,660	895	841	9,788	1,497
Net charge-offs	$25,287	$1,848	$15,646	$29,258	$30,364

(1) Real estate loans include commercial real estate loans, residential mortgage loans and equity lines.

Non-interest income

Non-interest income, which includes revenues from depository service fees, letters of credit commissions, securities gains (losses), wealth management fees, and other sources of fee income, was $42.8 million for the third quarter of 2026, an increase of $21.4 million, or 99.8%, compared to $21.4 million for the second quarter of 2026. The increase was primarily driven by a $24.4 million increase in net gains from equity securities and a $3.1 million benefit from the redemption of TruPS, partially offset by a $4.5 million increase in losses related to investment securities repositioning activities and a $1.3 million decrease in wealth management fees.

Non-interest expense

Non-interest expense increased $11.1 million, or 12.0%, to $103.4 million in the third quarter of 2026 compared to $92.3 million in the second quarter of 2026. The increase was primarily attributable to an $8.0 million charitable contribution to the Cathay Bank Foundation, a $5.4 million contract termination fee, and a $1.5 million increase in salaries and employee benefits, partially offset by a $3.4 million decrease in the amortization of investments in low-income housing and alternative energy partnerships. The efficiency ratio, defined as non-interest expense divided by the sum of net interest income before provision for credit losses plus non-interest income, was 40.60% in the third quarter of 2026 compared to 41.53% for the second quarter of 2026.

Income taxes

The effective tax rate for the third quarter of 2026 was 22.42% compared to 22.35% for the second quarter of 2026, primarily due to the higher pre-tax income in the third quarter of 2026. The effective tax rate for the third quarter of 2026 and second quarter of 2026 includes the impact of low-income housing tax credits.

BALANCE SHEET REVIEW

Gross loans, excluding loans held for sale, increased $574.5 million, or 2.79%, to $21.20 billion as of September 30, 2026, from $20.62 billion as of June 30, 2026. The increase was primarily due to increases of $420.4 million, or 11.9%, in commercial loans; $73.3 million, or 1.3%, in residential real estate loans; $65.5 million, or 0.6%, in commercial real estate loans; and $17.5 million, or 7.0%, in construction loans, partially offset by a decrease of $6.4 million, or 2.7%, in equity lines.

The loan balances and composition as of September 30, 2026, compared to June 30, 2026, and September 30, 2025, are presented below:

	September 30, 2026	June 30, 2026	September 30, 2025
	(In thousands) (Unaudited)
Commercial loans	$3,945,390	$3,524,945	$3,212,907
Construction loans	265,880	248,375	356,215
Commercial real estate loans	10,844,794	10,779,326	10,484,939
Residential mortgage loans	5,905,416	5,832,159	5,815,140
Equity lines	227,831	234,265	232,254
Installment and other loans	6,550	2,262	3,261
Gross loans	$21,195,861	$20,621,332	$20,104,716

Allowance for loan losses	(224,190)	(218,896)	(186,647)
Unamortized deferred loan fees	(15,523)	(14,606)	(14,987)
Total loans held for investment, net	$20,956,148	$20,387,830	$19,903,082

Loans held for sale	$13,597	$—	$—

Total deposits were $21.83 billion as of September 30, 2026, an increase of $773.3 million, or 3.67%, from $21.06 billion as of June 30, 2026.

The deposit balances and composition as of September 30, 2026, compared to June 30, 2026, and September 30, 2025, are presented below:

	September 30, 2026	June 30, 2026	September 30, 2025
	(In thousands) (Unaudited)
Non-interest-bearing demand deposits	$3,950,436	$3,567,527	$3,574,567
NOW deposits	2,634,247	2,612,011	2,226,182
Money market deposits	4,284,484	3,894,594	3,586,301
Savings deposits	1,517,383	1,421,969	1,424,243
Time deposits	9,448,438	9,565,547	9,709,856
Total deposits	$21,834,988	$21,061,648	$20,521,149

ASSET QUALITY REVIEW

As of September 30, 2026, total non-accrual loans were $87.3 million, a decrease of $24.4 million, or 21.8%, from $111.7 million as of June 30, 2026.

The allowance for loan losses was $224.2 million and the allowance for off-balance sheet unfunded credit commitments was $12.9 million as of September 30, 2026. Together, these allowances represent the amount estimated by management to be appropriate to absorb expected credit losses inherent in the loan portfolio, including unfunded credit commitments. The allowance for loan losses represented 1.06% of period-end gross loans, and 242.97% of non-performing loans as of September 30, 2026. The comparable ratios were 1.06% of period-end gross loans, and 195.97% of non-performing loans as of June 30, 2026.

The changes in non-performing assets as of September 30, 2026, compared to June 30, 2026, and September 30, 2025, are presented below:

(In thousands) (Unaudited)	September 30, 2026	June 30, 2026	% Change	September 30, 2025	% Change
Non-performing assets
Accruing loans past due 90 days or more	$4,994	$—	100	$110	4,440

Non-accrual loans:
Commercial real estate loans	47,246	70,157	(33)	103,158	(54)
Commercial loans	7,188	8,448	(15)	33,690	(79)
Residential mortgage loans	32,844	33,091	(1)	28,784	14
Total non-accrual loans:	$87,278	$111,696	(22)	$165,632	(47)
Total non-performing loans	92,272	111,696	(17)	165,742	(44)
Other real estate owned	26,910	33,659	(20)	32,983	(18)
Total non-performing assets	$119,182	$145,355	(18)	$198,725	(40)
			—
Allowance for loan losses	$224,190	$218,896	2	$186,647	20
Allowance for off-balance sheet credit commitments	$12,938	$14,918	(13)	$9,860	31
			—
Total gross loans outstanding, at period-end	$21,195,861	$20,621,332	3	$20,104,716	5

Allowance for loan losses to non-performing loans, at period-end	242.97%	195.97%		112.61%
Allowance for loan losses to gross loans, at period-end	1.06%	1.06%		0.93%

The ratio of non-performing assets to total assets decreased to 0.47% as of September 30, 2026, from 0.59% as of June 30, 2026. Total non-performing assets decreased $26.2 million, or 18.0%, to $119.2 million as of September 30, 2026, from $145.4 million as of June 30, 2026. The decrease was primarily due to decreases of $24.4 million, or 21.8%, in non-accrual loans and $6.7 million, or 20.1%, in other real estate owned, partially offset by an increase of $5.0 million, or 100.0%, in accruing loans past due 90 days or more.

CAPITAL ADEQUACY REVIEW

As of September 30, 2026, the Company’s Common Equity Tier 1 risk-based capital ratio of 13.51%, Tier 1 risk-based capital ratio of 13.51%,total risk-based capital ratio of 15.00%, and Tier 1 leverage capital ratio of 11.06%, calculated under the Basel III capital rules, exceeded applicable minimum regulatory capital requirements, including the fully phased-in 2.5% capital conservation buffer applicable to the risk-based capital ratios. As of June 30, 2026, the Company’s Common Equity Tier 1 risk-based capital ratio was 13.70%, Tier 1 risk-based capital ratio was 13.70%,total risk-based capital ratio was 15.47%, and Tier 1 leverage capital ratio was 11.28%.

YEAR-TO-DATE REVIEW

Net income for the nine months ending September 30, 2026, was $274.3 million, an increase of $49.7 million, or 22.1%, compared to net income of $224.6 million for the same period a year ago. Diluted earnings per share for the nine months ending September 30, 2026 was $4.09 per share compared to $3.21 per share for the same period a year ago. The net interest margin for the nine months ended September 30, 2026, was 3.48% compared to 3.28% for the same period a year ago.

Return on average stockholders’ equity was 12.13% and return on average assets was 1.50% for the nine months ended September 30, 2026, compared to a return on average stockholders’ equity of 10.39% and a return on average assets of 1.28% for the same period a year ago. The efficiency ratio for the nine months ended September 30, 2026, was 40.82% compared to 44.18% for the same period a year ago.

CONFERENCE CALL

Cathay General Bancorp will host a conference call to discuss its third quarter 2026 financial results this afternoon, Wednesday, October 21, 2026, at 3:00 p.m., Pacific Time. Analysts and investors may dial in and participate in the question-and-answer session. To access the call, please dial 1-833-816-1377 and enter Conference ID 10212696. The presentation accompanying this call and access to the live webcast is available on our site at www.cathaygeneralbancorp.com and a replay of the webcast will be archived for one year within 24 hours after the event.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is a publicly traded company (Nasdaq: CATY) and is the holding company for Cathay Bank, a California state-chartered bank.  Founded in 1962, Cathay Bank offers a wide range of financial services and currently operates over 60 branches across the United States in California, New York, Washington, Texas, Illinois, Massachusetts, Maryland, Nevada, and New Jersey. Overseas, it has a branch outlet in Hong Kong, and representative offices in Beijing, Shanghai, Taipei and Ho Chi Minh City. To learn more about Cathay Bank, please visit www.cathaybank.com. Cathay General Bancorp’s website is at www.cathaygeneralbancorp.com. Information set forth on such websites is not incorporated into this press release.

FORWARD-LOOKING STATEMENTS

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management’s beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as “aims,” “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “predicts,” “potential,” “possible,” “optimistic,” “seeks,” “shall,” “should,” “will,” and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from local, regional, national and international business, market and economic conditions and events, the potential for new or increased tariffs, trade restrictions or geopolitical tensions that could affect economic activity or specific industry sectors and the impact they may have on us, our customers and our operations, assets and liabilities; possible additional provisions for credit losses and charge-offs; credit risks of lending activities and deterioration in asset or credit quality; extensive laws and regulations and supervision that we are subject to including potential future supervisory action by bank supervisory authorities; increased costs of compliance and other risks associated with changes in regulation; higher capital requirements from the implementation of the Basel III capital standards; compliance with the Bank Secrecy Act and other money laundering statutes and regulations; potential goodwill impairment; liquidity risk; fluctuations in interest rates; risks associated with acquisitions and the expansion of our business into new markets; inflation and deflation; real estate market conditions and the value of real estate collateral; our ability to generate anticipated returns on our investments and financings, including in tax-advantaged projects; environmental liabilities; our ability to compete with larger competitors; our ability to retain key personnel; successful management of reputational risk; natural disasters, public health crises and geopolitical events; including wars and armed conflicts, and their resulting economic impacts; general economic or business conditions in Asia, and other regions where Cathay Bank has operations; failures, interruptions, or security breaches of our information systems; our ability to adapt our systems to technological changes; risk management processes and strategies; adverse results in legal proceedings; certain provisions in our charter and bylaws that may affect acquisition of the Company; changes in accounting standards or tax laws and regulations; market disruption and volatility; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; issuance of preferred stock; successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; the soundness of other financial institutions; and general competitive, economic, political, and market conditions and fluctuations.

These and other factors are further described in Cathay General Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2025 (Item 1A in particular), other reports filed with the Securities and Exchange Commission (“SEC”), and other filings Cathay General Bancorp makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update or review any forward-looking statement to reflect circumstances, developments or events occurring after the date on which the statement is made or to reflect the occurrence of unanticipated events.

CATHAY GENERAL BANCORP

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three months ended			Nine months ended September 30,
(In thousands, except per share data)	September 30, 2026	June 30, 2026	September 30, 2025	2026	2025

Financial performance
Net interest income before provision for credit losses	$211,878	$200,897	$189,587	$606,943	$547,447
Provision for credit losses	28,600	11,240	28,731	58,033	55,431
Net interest income after provision for credit losses	183,278	189,657	160,856	548,910	492,016
Non-interest income	42,770	21,405	21,021	84,834	47,616
Non-interest expense	103,376	92,316	88,117	282,372	262,907
Income before income tax expense	122,672	118,746	93,760	351,372	276,725
Income tax expense	27,498	26,537	16,109	77,103	52,118
Net income	$95,174	$92,209	$77,651	$274,269	$224,607

Net income per common share:
Basic	$1.43	$1.38	$1.13	$4.10	$3.22
Diluted	$1.43	$1.37	$1.13	$4.09	$3.21
Cash dividends paid per common share	$0.38	$0.38	$0.34	$1.14	$1.02

Selected ratios
Return on average assets	1.51%	1.52%	1.29%	1.50%	1.28%
Return on average total stockholders’ equity	12.28%	12.21%	10.60%	12.13%	10.39%
Efficiency ratio	40.60%	41.53%	41.84%	40.82%	44.18%
Dividend payout ratio	26.49%	27.59%	29.93%	27.74%	31.59%

Yield analysis (Fully taxable equivalent)
Total interest-earning assets	5.74%	5.66%	5.84%	5.70%	5.85%
Total interest-bearing liabilities	2.93%	2.89%	3.32%	2.94%	3.38%
Net interest spread	2.81%	2.77%	2.52%	2.76%	2.47%
Net interest margin	3.52%	3.48%	3.31%	3.48%	3.28%

Capital ratios	September 30, 2026	June 30, 2026	September 30, 2025
Common equity tier 1 capital ratio	13.51%	13.70%	13.15%
Tier 1 risk-based capital ratio	13.51%	13.70%	13.15%
Total risk-based capital ratio	15.00%	15.47%	14.76%
Tier 1 leverage capital ratio	11.06%	11.28%	10.88%

CATHAY GENERAL BANCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)	September 30, 2026	June 30, 2026	September 30, 2025

Assets
Cash and due from banks	$131,044	$163,976	$166,167
Short-term investments and interest bearing deposits	1,576,961	1,163,120	1,141,886
Securities available-for-sale (amortized cost of $1,657,883 at September 30, 2026 $1,737,212 at June 30, 2026 and $1,728,199 at September 30, 2025)	1,589,036	1,682,820	1,643,450
Loans held for sale	13,597	—	—
Loans	21,195,861	20,621,332	20,104,716
Less: Allowance for loan losses	(224,190)	(218,896)	(186,647)
Unamortized deferred loan fees, net	(15,523)	(14,606)	(14,987)
Loans, net	20,956,148	20,387,830	19,903,082
Equity securities	116,907	80,854	32,111
Federal Home Loan Bank stock	17,250	17,250	17,250
Other real estate owned, net	26,910	33,659	32,983
Affordable housing investments and alternative energy partnerships, net	295,407	293,553	292,672
Premises and equipment, net	90,346	90,613	88,552
Customers’ liability on acceptances	6,393	11,214	7,730
Accrued interest receivable	97,206	94,676	96,055
Goodwill	375,696	375,696	375,696
Other intangible assets, net	2,095	2,341	2,667
Right-of-use assets- operating leases	35,493	33,269	31,086
Other assets	242,012	221,948	244,257
Total assets	$25,572,501	$24,652,819	$24,075,644

Liabilities and Stockholders’ Equity
Deposits:
Non-interest-bearing demand deposits	$3,950,436	$3,567,527	$3,574,567
Interest-bearing deposits:
NOW deposits	2,634,247	2,612,011	2,226,182
Money market deposits	4,284,484	3,894,594	3,586,301
Savings deposits	1,517,383	1,421,969	1,424,243
Time deposits	9,448,438	9,565,547	9,709,856
Total deposits	21,834,988	21,061,648	20,521,149

Advances from the Federal Home Loan Bank	200,000	—	190,000
Long-term debt	65,011	119,136	119,136
Acceptances outstanding	6,393	11,214	7,730
Lease liabilities - operating leases	37,370	35,114	33,079
Other liabilities	371,994	379,093	302,274
Total liabilities	22,515,756	21,606,205	21,173,368
Stockholders' equity	3,056,745	3,046,614	2,902,276
Total liabilities and equity	$25,572,501	$24,652,819	$24,075,644

Book value per common share	$46.26	$45.59	$42.50
Number of common shares outstanding	66,083,728	66,825,367	68,286,591

CATHAY GENERAL BANCORP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended			Nine months ended September 30,
	September 30, 2026	June 30, 2026	September 30, 2025	2026	2025
	(In thousands, except share and per share data)
Interest and Dividend Income
Loan receivable, including loan fees	$317,189	$302,170	$308,945	$918,294	$899,786
Investment securities	15,086	14,420	12,690	42,489	38,459
Federal Home Loan Bank stock	658	253	376	1,785	1,128
Deposits with banks	12,219	10,610	12,184	32,947	37,135
Total interest and dividend income	345,152	327,453	334,195	995,515	976,508

Interest Expense
Time deposits	83,001	80,207	93,087	248,054	283,517
Other deposits	47,869	42,930	46,300	131,805	133,104
Advances from Federal Home Loan Bank	384	1,457	3,075	2,851	5,721
Long-term debt	1,808	1,841	2,043	5,478	6,092
Short-term borrowings	212	121	103	384	627
Total interest expense	133,274	126,556	144,608	388,572	429,061
Net interest income before provision for credit losses	211,878	200,897	189,587	606,943	547,447
Provision for credit losses	28,600	11,240	28,731	58,033	55,431
Net interest income after provision for credit losses	183,278	189,657	160,856	548,910	492,016

Non-Interest Income
Net gains/(losses) from equity securities	36,053	11,652	3,263	65,021	(2,318)
Net loss on investment securities	(15,084)	(10,554)	—	(41,323)	—
Letters of credit commissions	2,093	2,331	2,256	6,830	6,467
Depository service fees	2,106	1,971	2,011	6,091	5,688
Wealth management fees	6,623	7,920	6,219	21,645	17,324
Other operating income	10,979	8,085	7,272	26,570	20,455
Total non-interest income	42,770	21,405	21,021	84,834	47,616

Non-Interest Expense
Salaries and employee benefits	48,233	46,733	43,462	140,477	129,012
Occupancy expense	6,171	5,812	6,104	17,799	17,791
Computer and equipment expense	7,211	6,594	5,760	19,432	16,974
Professional services expense	7,842	7,438	7,360	23,062	23,696
Data processing service expense	4,136	3,651	3,991	11,802	13,028
FDIC and State assessments	2,896	2,992	2,783	8,335	9,359
Marketing expense	1,683	1,472	1,494	5,018	4,485
Other real estate owned expense/(income)	442	339	(1,078)	2,370	(1,211)
Amortization of investments in low income housing and alternative energy partnerships	6,467	9,873	12,149	23,080	32,382
Amortization of core deposit intangibles	218	217	229	653	729
Other operating expense	18,077	7,195	5,863	30,344	16,662
Total non-interest expense	103,376	92,316	88,117	282,372	262,907

Income before income tax expense	122,672	118,746	93,760	351,372	276,725
Income tax expense	27,498	26,537	16,109	77,103	52,118
Net income	$95,174	$92,209	$77,651	$274,269	$224,607
Net income per common share:
Basic	$1.43	$1.38	$1.13	$4.10	$3.22
Diluted	$1.43	$1.37	$1.13	$4.09	$3.21

Cash dividends paid per common share	$0.38	$0.38	$0.34	$1.14	$1.02
Basic average common shares outstanding	66,499,705	67,014,700	68,727,390	66,832,009	69,692,964
Diluted average common shares outstanding	66,761,397	67,304,846	68,990,648	67,131,370	69,946,877

CATHAY GENERAL BANCORP

AVERAGE BALANCES – SELECTED CONSOLIDATED FINANCIAL INFORMATION

(Unaudited)

	Three months ended
(In thousands)(Unaudited)	September 30, 2026		June 30, 2026		September 30, 2025
Interest-earning assets:	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$20,891,868	6.02%	$20,297,364	5.97%	$19,951,853	6.14%
Taxable investment securities	1,651,113	3.62%	1,704,008	3.39%	1,634,248	3.08%
FHLB stock	17,250	15.13%	17,250	5.87%	17,250	8.65%
Deposits with banks	1,310,565	3.70%	1,168,077	3.64%	1,113,274	4.34%
Total interest-earning assets	$23,870,796	5.74%	$23,186,699	5.66%	$22,716,625	5.84%

Interest-bearing liabilities:
Interest-bearing demand deposits	$2,608,725	1.66%	$2,493,275	1.48%	$2,189,376	1.70%
Money market deposits	4,065,916	3.08%	3,734,347	3.02%	3,556,374	3.44%
Savings deposits	1,503,628	1.44%	1,511,915	1.49%	1,419,953	1.72%
Time deposits	9,660,600	3.41%	9,501,517	3.39%	9,698,744	3.81%
Total interest-bearing deposits	$17,838,869	2.91%	$17,241,054	2.86%	$16,864,447	3.28%
Other borrowed funds	71,414	3.32%	174,147	3.63%	295,892	4.26%
Long-term debt	115,634	6.20%	119,136	6.20%	119,136	6.80%
Total interest-bearing liabilities	$18,025,917	2.93%	$17,534,337	2.89%	17,279,475	3.32%

Non-interest-bearing demand deposits	3,569,978		3,454,633		3,384,141

Total deposits and other borrowed funds	$21,595,895		$20,988,970		$20,663,616

Total average assets	$24,945,244		$24,269,814		$23,843,380
Total average equity	$3,074,263		$3,029,993		$2,907,596
Net interest spread		2.81%		2.77%		2.52%
Net interest margin		3.52%		3.48%		3.31%

(1) Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

	Nine months ended
(In thousands)(Unaudited)	September 30, 2026		September 30, 2025
Interest-earning assets:	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$20,453,313	6.00%	$19,593,553	6.14%
Taxable investment securities	1,675,273	3.39%	1,572,074	3.27%
FHLB stock	17,250	13.83%	17,250	8.74%
Deposits with banks	1,202,938	3.66%	1,139,060	4.36%
Total interest-earning assets	$23,348,774	5.70%	$22,321,937	5.85%

Interest-bearing liabilities:
Interest-bearing demand deposits	$2,482,097	1.53%	$2,155,336	1.69%
Money market deposits	3,825,022	3.03%	3,468,421	3.43%
Savings deposits	1,509,852	1.48%	1,351,352	1.65%
Time deposits	9,616,901	3.45%	9,658,300	3.92%
Total interest-bearing deposits	$17,433,872	2.91%	$16,633,409	3.35%

Other borrowed funds	124,401	3.48%	204,953	4.14%
Long-term debt	117,956	6.21%	119,136	6.84%
Total interest-bearing liabilities	17,676,229	2.94%	16,957,498	3.38%

Non-interest-bearing demand deposits	3,459,809		3,340,530

Total deposits and other borrowed funds	$21,136,038		$20,298,028

Total average assets	$24,421,642		$23,462,799
Total average equity	$3,023,608		$2,890,581
Net interest spread		2.76%		2.47%
Net interest margin		3.48%		3.28%

(1) Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

CATHAY GENERAL BANCORP

GAAP to NON-GAAP RECONCILIATION

SELECTED CONSOLIDATED FINANCIAL INFORMATION

(Unaudited)

The Company uses certain non-GAAP financial measures including tangible book value (“TBV”), tangible book value per share (“TBV/Share”), tangible assets, tangible common equity (“TCE”) ratio, the return on average tangible common stockholders’ equity (“ROATCE”), adjusted total revenue, adjusted non-interest expense, and the adjusted efficiency ratio. We believe these non-GAAP financial measures provide investors with information useful in understanding its financial position, results of operations, the strength of its capital position, and overall business performance. These non-GAAP financial measures are used for performance measurement purposes, as well as for internal planning and forecasting, and by securities analysts, investors, and other interested parties to assess peer company operating performance. These non-GAAP financial measures should not be considered a substitute for GAAP-basis financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these with other companies that present financial measures having the same or similar names. The Company strongly encourages investors to review its consolidated financial statements in their entirety and to not rely on any single financial measure.

TBV represents stockholders’ equity less goodwill and other intangible assets. TBV/share represents TBV divided by the number of common shares outstanding at the end of the reporting period. The TCE ratio represents TBV divided by tangible assets. Tangible assets is equal to total assets less goodwill and other intangible assets. ROATCE is calculated using net income adjusted for the tax-effected amortization of intangible assets, as a percentage of average stockholders’ equity less average goodwill and other intangible assets.

		As of
($ In thousands, except share and per share data)		September 30, 2026	June 30, 2026	September 30, 2025
		(Unaudited)
Stockholders' equity	(a)	$3,056,745	$3,046,614	$2,902,276
Less: Goodwill		(375,696)	(375,696)	(375,696)
Other intangible assets (1)		(2,095)	(2,341)	(2,667)
Tangible book value	(b)	$2,678,954	$2,668,577	$2,523,913

Total assets	(c)	$25,572,501	$24,652,819	$24,075,644
Less: Goodwill		(375,696)	(375,696)	(375,696)
Other intangible assets (1)		(2,095)	(2,341)	(2,667)
Tangible assets	(d)	$25,194,710	$24,274,782	$23,697,281

Average stockholders' equity		$3,074,263	$3,029,993	$2,907,596
Less: Average goodwill and other intangible assets, net		(377,960)	(378,072)	(378,510)
Average tangible stockholders' equity	(e)	$2,696,303	$2,651,921	$2,529,086

Number of common shares outstanding	(f)	66,083,728	66,825,367	68,286,591

Common equity to assets ratio	g=(a)/(c)	11.95%	12.36%	12.05%
Tangible common equity ratio	h=(b)/(d)	10.63%	10.99%	10.65%
Book value per share		$46.26	$45.59	$42.50
Tangible book value per share	i=(b)/(f)	$40.54	$39.93	$36.96

		Three Months Ended
		September 30, 2026	June 30, 2026	September 30, 2025
		(Unaudited)
Net Income		$95,174	$92,209	$77,651
Add: Amortization of other intangibles (1)		210	278	249
Tax effect of amortization adjustments (2)		(62)	(82)	(74)
Tangible net income	(j)	$95,322	$92,405	$77,826

Return on average stockholders' equity (3)		12.28%	12.21%	10.60%
Return on average tangible common equity (3)	k=(j)/(e)	14.03%	13.98%	12.21%

(1) Includes core deposit intangibles and servicing rights
(2) Applied the statutory rate of 29.65%.
(3) Annualized

		As of
($ In thousands, except share and per share data)		September 30, 2026	September 30, 2025
		(Unaudited)
Stockholders' equity	(a)	$3,056,745	$2,902,276
Less: Goodwill		(375,696)	(375,696)
Other intangible assets (1)		(2,095)	(2,667)
Tangible book value	(b)	$2,678,954	$2,523,913

Total assets	(c)	$25,572,501	$24,075,644
Less: Goodwill		(375,696)	(375,696)
Other intangible assets (1)		(2,095)	(2,667)
Tangible assets	(d)	$25,194,710	$23,697,281

Average stockholders' equity		$3,023,608	$2,890,581
Less: Average goodwill and other intangible assets, net		(378,110)	(378,718)
Average tangible stockholders' equity	(e)	$2,645,498	$2,511,863

Number of common shares outstanding	(f)	66,083,728	68,286,591

Common equity to assets ratio	g=(a)/(c)	11.95%	12.05%
Tangible common equity ratio	h=(b)/(d)	10.63%	10.65%
Book value per share		$46.26	$42.50
Tangible book value per share	i=(b)/(f)	$40.54	$36.96

		Nine months ended
		September 30, 2026	September 30, 2025

Net Income		$274,269	$224,607
Add: Amortization of other intangibles (1)		720	796
Tax effect of amortization adjustments (2)		(213)	(236)
Tangible net income	(j)	$274,776	$225,167

Return on average stockholders' equity (3)		12.13%	10.39%
Return on average tangible common equity (3)	k=(j)/(e)	13.89%	11.99%

(1) Includes core deposit intangibles and servicing rights
(2) Applied the statutory rate of 29.65%.
(3) Annualized

Adjusted total revenue is calculated by adding net interest income before provision for credit losses and non-interest income excluding net gains and losses from equity and investment securities and TruPS redemption benefit. Adjusted non-interest expense is non-interest expense excluding amortization of investments in low-income housing and alternative energy partnerships, other real estate owned expenses, amortization of core deposit intangibles, the FDIC special assessment, charitable contribution to Cathay Bank Foundation and contract termination costs. The Adjusted efficiency ratio is calculated by dividing the Company’s adjusted non‑interest expense by adjusted total revenue. It represents the costs expended to generate a dollar of revenue. The adjusted components exclude items that are non‑operational as well as the amortization of investments in low‑income housing partnerships and alternative energy partnerships. Although this amortization is operational in nature, it is removed to enhance comparability with peers that report these costs within income tax expense under proportional amortization accounting, which the Company has not yet adopted.

		Three months ended			Nine months ended
($ In thousands) (Unaudited)		September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net interest income before provision for credit losses	a	$211,878	$200,897	$189,587	$606,943	$547,447

Non-interest income		$42,770	$21,405	$21,021	$84,834	$47,616
Adjustments:
Net unrealized (gains)/losses from equity securities		(36,053)	(11,652)	(3,263)	(65,021)	2,318
Net loss on investment securities		15,084	10,554	—	41,323	—
TruPS redemption benefit		(3,134)	—	—	(3,134)	—
Adjusted non-interest income	b	$18,667	$20,307	$17,758	$58,002	$49,934
Adjusted total revenue	c=a+b	$230,545	$221,204	$207,345	$664,945	$597,381

Non-interest expense	d	$103,376	$92,316	$88,117	$282,372	$262,907
Adjustments:
Amortization of investments in low income housing and alternative energy partnerships		(6,467)	(9,873)	(12,149)	(23,080)	(32,382)
Other real estate owned		(442)	(339)	1,078	(2,370)	1,211
Amortization of core deposit intangible		(218)	(217)	(229)	(653)	(729)
FDIC special assessment		—	—	327	585	188
Charitable contribution to Cathay Bank Foundation		(8,000)	—	—	(8,000)	—
Contract termination costs		(5,383)	—	—	(5,383)	—
Adjusted non-interest expense	e	$82,866	$81,887	$77,144	$243,471	$231,195

Efficiency ratio		40.6%	41.5%	41.8%	40.8%	44.2%
Adjusted efficiency ratio	f=e/c	35.9%	37.0%	37.2%	36.6%	38.7%